Exhibit 99

CONTACT:	William George	777 Post Oak Blvd, Suite 500
	Chief Financial Officer	Houston, Texas 77056
	(713) 830-9600	713-830-9600
Fax 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER RESULTS

—    Solid Growth in Earnings and Revenues    —

Houston, TX – August 2, 2005 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $4,678,000 or $0.12 per diluted share, for the quarter ended June 30, 2005, as compared to net income of $4,174,000 or $0.10 per diluted share, in the second quarter of 2004.  Excluding the debt cost write off, net income from continuing operations was $5,084,000 or $0.13 per diluted share in the second quarter of 2005.

The Company reported revenues from continuing operations of $240,369,000 in the current quarter as compared to $202,299,000 in 2004.  The Company also reported free cash flow of $10,808,000 in the current quarter as compared to free cash flow of $11,647,000 in 2004.  Backlog as of June 30, 2005 was $643,214,000 as compared to $594,078,000 as of March 31, 2005 on a same-store basis.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Our increases in earnings and revenues reflect steady progress in our operational focus and initiatives.  We were especially pleased to report strong cash flow despite our heavy investment in working capital due to higher activity levels.”

The Company reported net income for the six months ended June 30, 2005 of $5,207,000 or $0.13 per diluted share as compared to net income of $5,217,000 or $0.13 per diluted share in 2004.  Excluding the debt cost write off, net income from continuing operations was $5,624,000 or $0.14 per diluted share for the six months ended June 30, 2005.  The Company reported revenues of $442,807,000 from continuing operations for the first six months of 2005, as compared to $392,776,000 in 2004.

Murdy continued, “We are experiencing our busiest summer in a number of years, and our primary focus remains execution.  We feel that strong activity levels provide us with a good opportunity for further improvement during the remainder of 2005.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, August 3, 2005 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-210-234-0002.  A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday, August 10, 2005 by calling 1-203-369-3360.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 59 locations in 51 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, retention of key management, national and regional weakness in non-residential construction activity, difficulty in obtaining debt financing or bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial table follows –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2005	%	2004	%	2005	%	2004	%
Revenues	$240,369	100.0%	$202,299	100.0%	$442,807	100.0%	$392,776	100.0%
Cost of services	200,255	83.3%	169,239	83.7%	373,545	84.4%	329,980	84.0%
Gross profit	40,114	16.7%	33,060	16.3%	69,262	15.6%	62,796	16.0%

SG&A	30,752	12.8%	25,550	12.6%	58,644	13.2%	52,409	13.3%
Gain on sale of assets	(25)	—	(31)	—	(59)	—	(67)	—

Income from operations	9,387	3.9%	7,541	3.7%	10,677	2.4%	10,454	2.7%

Interest expense, net	247	0.1%	282	0.1%	495	0.1%	779	0.2%
Other expense (income)	(65)	—	(365)	(0.2)%	(75)	—	337	0.1%
Write off of debt costs	870	0.4%	—	—	870	0.2%	—	—
Income before taxes	8,335	3.5%	7,624	3.8%	9,387	2.1%	9,338	2.4%
Income taxes	3,730		3,254		4,242		4,016
Income from continuing operations	4,605	1.9%	4,370	2.2%	5,145	1.2%	5,322	1.4. %

Discontinued operations:
Operating income (loss), net of income tax expense (benefit) of $15, $(37), $16 and $20	(64)		(59)		(75)		32
Estimated gain (loss) on disposition, including income tax expense of $82, $235, $82 and $235	137		(137)		137		(137)

Net income	$4,678		$4,174		$5,207		$5,217

Income per share:
Basic-
Income from continuing operations	$0.12		$0.11		$0.13		$0.14
Discontinued operations -
Income (loss) from operations	—		—		—		—
Estimated gain (loss) on disposition	—		—		—		—
Net income	$0.12		$0.11		$0.13		$0.14

Diluted -
Income from continuing operations	$0.12		$0.10		$0.13		$0.13
Discontinued operations -
Income (loss) from operations	—		—		—		—
Estimated gain (loss) on disposition	—		—		—		—
Net income	$0.12		$0.10		$0.13		$0.13

Shares used in computing income (loss) per share:
Basic	39,173		38,340		39,082		38,237
Diluted	40,107		39,998		40,131		39,480

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options, warrants and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information (unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2005	%	2004	%	2005	%	2004	%
Income from continuing operations (after tax)	$4,605		$4,370		$5,145		$5,322
Write off of debt costs (after tax)	479		—		479		—
Income from continuing operations (after tax), excluding the write off of debt costs	$5,084	2.1%	$4,370	2.2%	$5,624	1.3%	$5,322	1.4%

Diluted earnings per share – income from continuing operations (after tax), excluding the write off of debt costs	$0.13		$0.10		$0.14		$0.13

Note 1:  Operating results from continuing operations, excluding the write off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on this item was computed using the pro forma effective tax rate of the Company exclusive of this charge.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2005	%	2004	%	2005	%	2004	%
Net income	$4,678		$4,174		$5,207		$5,217
Discontinued operations	(73)		196		(62)		105
Income taxes	3,730		3,254		4,242		4,016
Write off of debt costs	870		—		870		—
Other expense (income)	(65)		(365)		(75)		337
Interest expense, net	247		282		495		779
Gain on sale of assets	(25)		(31)		(59)		(67)
Depreciation	1,153		1,160		2,213		2,291
Adjusted EBITDA	$10,515	4.4%	$8,670	4.3%	$12,831	2.9%	$12,678	3.2%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income, excluding discontinued operations, income taxes, write off of debt costs, other expense (income), interest expense, net, gain on sale of assets and depreciation.  Adjusted EBITDA may be defined differently by other companies. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)
Cash and cash equivalents	$26,455	$32,680
Accounts receivable, net	199,492	173,292
Costs and estimated earnings in excess of billings	26,209	25,109
Other current assets	26,095	29,679
Total current assets	278,251	260,760

Property and equipment, net	13,904	12,950
Goodwill	100,123	100,123
Other noncurrent assets	7,808	9,283

Total assets	$400,086	$383,116

Current maturities of long-term debt	$65	$2,071
Accounts payable	73,150	64,001
Billings in excess of costs and estimated earnings	45,769	37,005
Other current liabilities	57,576	56,691
Total current liabilities	176,560	159,768

Long-term debt	219	6,751
Other long-term liabilities	—	—

Total liabilities	176,779	166,519

Total equity	223,307	216,597

Total liabilities and equity	$400,086	$383,116

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash flow from operating activities	$11,929	$12,393	$6,388	$7,660
Cash flow from investing activities	$(203)	$(569)	$(4,836)	$(824)
Cash flow from financing activities	$(7,725)	$(238)	$(7,673)	$(267)

Cash flow from operating activities	$11,929	$12,393	$6,388	$7,660
Purchases of property and equipment	(1,184)	(900)	(3,227)	(2,217)
Proceeds from sales of property and equipment	63	154	211	283
Free cash flow	$10,808	$11,647	$3,372	$5,726

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Free cash flow may be defined differently by other companies.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.